Exhibit 10.7

Shareholders’ Voting Rights Proxy Agreement

of

Guangcheng (Shanghai) Information Technology Co., Ltd.

between

Shareholders Listed in Annex I

and

Xincheng (Shanghai) Information Technology Co., Ltd.

4 August 2020

Shareholders’ Voting Rights Proxy Agreement

The Shareholders’ Voting Rights Proxy Agreement (hereinafter referred to as the “Agreement”) is entered into by the following parties on 4 August 2020:

1.    Shareholders listed in Annex I (hereinafter referred to as the “Shareholders”)

2.    Xincheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as “WFOE”)

Registered address: 1F, Building 1, No. 977 Shangfeng Road, Pudong New Area, Shanghai

3.    Guangcheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “Company”)

Registered address: Room 722, 7F, Building A, No. 977 Shangfeng Road, Tang Town, Pudong New District, Shanghai

(the above parties are hereinafter individually referred to as a “party” and collectively as the “parties.”)

Whereas:

1.

The Shareholders are the current registered shareholders of the Company and collectively hold 100% of the Company’s equity; their contributions to the Company’s Registered Capital and shareholding percentage as at the date of execution of the Agreement are set out in Annex I.

2.	Shareholders signed the Equity Pledge Agreement on the above equity with the WFOE;

3.

Shareholders intend to entrust individuals designated by the WFOE to exercise all the shareholders’ voting rights they enjoy in the Company (including shareholders’ voting rights formed by any form of capital increase during the validity period of the Agreement). WFOE intends to designate individuals to accept such entrustment.

The parties hereby agree as follows through friendly negotiation:

Article 1 Entrustment of Voting Rights

1.1

The Shareholders hereby irrevocably undertake that they shall execute a power of attorney with the same content and format as set forth in Annex II upon signing the Agreement and authorize the designee of the WFOE (hereinafter referred to as the “Trustee”) to exercise, on their behalf, all their rights entitled as the Shareholders of the Company based on the trustee’s own will and discretion under the then-effective articles of association of the Company as follows (hereinafter referred to as the “Entrusted Rights”):

(1)	to act as the proxy of the Shareholders to propose to convene and attend the shareholders’ meeting according to the articles of association of the Company;

(2)

to act as the proxy of the Shareholders to exercise voting rights on all matters requiring discussion and resolution at the shareholders’ meeting, including but not limited to the appointment and election of directors of the Company and other senior management to be appointed or removed by the Shareholders;

(3)	other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights stipulated in the articles of association as amended);

(4)

Other voting rights entitled to Shareholders stipulated by the PRC laws and regulations (including amendments, changes, additions and re-enactment, regardless of their effective date before or after the conclusion of the Agreement).

The above authorization and entrustment are based on the premise that the Trustee is a Chinese citizen and the WFOE agrees to the above authorization and entrustment. If and only if the WFOE informs the Shareholders in writing of the replacement of the Trustee, the Shareholders shall immediately designate the other Chinese citizen designated by the WFOE at the time to exercise the above Entrusted Rights; the new authorization and entrustment replacing the original one once made, each shareholder shall separately sign a power of attorney with the newly designated personnel of the WFOE with the same content and format as set forth in Annex II of the Agreement; and the Shareholders may not revoke their entrustment and authorization to the Trustee.

1.2

WFOE shall procure the Trustee to perform the fiduciary obligations legally and diligently within the authorized scope specified in the Agreement; the Shareholders shall acknowledge and assume responsibilities for any legal consequences arising from the Trustee’s exercise of the Entrusted Rights.

1.3

The Shareholders hereby agree that the Trustee is not required to seek opinion from the Shareholders prior to the exercise of the Entrusted Rights. However, the Trustee shall notify the Shareholders immediately of any resolution or proposal on convening an extraordinary shareholders’ meeting after such resolution or proposal is made. The Trustee shall provide the relevant minutes of the meeting and the text of the resolution to the Shareholders after the relevant shareholders’ meeting is held or the relevant shareholders’ resolution is made.

Article 2 Right to Information

2.1

For the purpose of exercising the Entrusted Rights in the Agreement, the Trustee is entitled to learn about any information in relation to the Company’s operation, business, customers, finance, and employees, and inspect related materials. The Company shall, and the Shareholder shall procure the Company to, use all its best endeavors to cooperate.

Article 3 Exercise of Entrusted Rights

3.1

The Shareholders shall offer full assistances to the Trustee with regard to the exercise of the Entrusted Rights, including, as necessary, timely execution of shareholders’ resolution and other related legal documents adopted by the Trustee, such as documents to meet the requirement of governmental approvals, registration or filings.

3.2

If at any time within the term of the Agreement, the grant or exercise of Entrusted Rights is impossible for whatever cause (excluding the breach of Agreement by the Shareholders or the Company), the parties shall seek a similar alternative solution, and if necessary, enter into supplementary agreement to amend or adjust the terms and conditions of the Agreement to assure the realization of the purpose of the Agreement.

Article 4 Liability Exemption and Indemnity

4.1

The parties hereby acknowledge that the WFOE shall not be required to be liable to or compensate any other party or any third party financially or otherwise for the exercise of the Entrusted Rights under the Agreement by its designated individuals.

4.2

The Shareholders and the Company agree to indemnify and hold the WFOE harmless against all losses incurred or possibly incurred as a result of the exercise of the Entrust Rights by the designated Trustee, including but not limited to losses resulted from litigations, demands, arbitrations, claims against WFOE by any third party or from administrative investigation, penalties, provided that such losses are not caused by the Trustee’s willful default or gross negligence.

Article 5 Representations and Warranties

5.1	The Shareholders hereby represent and warrant as follows:

(1)

If it is a limited liability company, it shall have the independent legal status and have obtained appropriate authorization to execute, deliver and perform the Agreement, and may act as the subject of litigation independently. If it is another organization, it shall have obtained appropriate authorization to execute, deliver and perform the Agreement, and may act as the subject of litigation independently;

(2)

It has full internal powers and authorizations for the signing and delivery of the Agreement and all other documents relating to the transactions referred to in the Agreement that it will sign, and it has full power and authority to complete the transactions described in the Agreement. The Agreement is legally and properly signed and delivered. The Agreement constitutes a legal and binding obligation on it and may be enforceable against it under the terms of the Agreement;

(3)

It is the registered legal shareholder of the Company at the time of entry into force of the Agreement. Except for the rights set out in the Agreement and the “Equity Pledge Agreement” (including revisions, additions or restatements from time to time) and “Exclusive Call Option Agreement” (including revisions, additions or restatements from time to time) signed by the Shareholders, the Company and the WFOE, the Entrusted rights are free of any third party right. According to the Agreement, the Trustee may completely and fully exercise the Entrusted Rights in accordance with the then-effective articles of associations of the Company;

(4)

The execution and performance of the Agreement do not violate or conflict with all applicable laws in force, any agreement to which they are parties or which binds on their assets, any court judgement, any arbitration award, or any decision of administrative authorities;

5.2	The WFOE and the Company hereby separately represent and warrant as follows:

(1)

It is a limited liability company duly incorporated and legally existing under the law of the place of registration. It has an independent legal personality and has the complete and independent legal status and legal capacity to execute, deliver and perform the Agreement, and may act as the subject of litigation independently.

(2)

It has full internal corporate powers and authorization for the signing and delivery of the Agreement and all other documents relating to the transactions referred to in the Agreement that it will sign, and it has full power and authority to complete the transactions described in the Agreement.

(3)	It guarantees that the Trustee will fully and timely comply with and perform the provisions made to the Trustee under the Agreement as if the Trustee was a party to the Agreement.

5.3

The Company further represents and warrants that the Shareholders are the registered legal shareholders of the Company at the time of entry into force of the Agreement. Except for the rights set out in the Agreement and the “Equity Pledge Agreement” (including revisions, additions or restatements from time to time) and “Exclusive Call Option Agreement” (including revisions, additions or restatements from time to time) signed by the Shareholders, the Company and the WFOE, the Entrusted rights are free of any third party right. According to the Agreement, the Trustee may completely and fully exercise the Entrusted Rights in accordance with the then-effective articles of associations of the Company.

Article 6 Duration of the Agreement

6.1

The Agreement shall become effective on the date of formal signing by all parties; unless the parties agree in writing to terminate in advance or the Agreement is terminated in advance according to the provisions of Article 9.1 herein, the Agreement shall continue to be valid.

6.2

If any of the Shareholders transfer all its equity interest in the Company with the prior consent of the WFOE, it shall cease to be a party of the Agreement, while the obligations and undertakings of the other shareholders under the Agreement shall not be adversely affected. Each Shareholder who is permitted to transfer its equity shall procure and ensure that its assignee continues to perform the obligations of such Shareholder under the Agreement.

Article 7 Notice

7.1	Any notice, request, claim and other correspondence required by the Agreement or made under the Agreement shall be delivered to the parties in writing.

7.2

Any notice hereunder shall be sent to the following addresses (unless changes of address are notified in writing) by personal delivery, facsimile or registered mail. It shall be deemed as served on the date of receipt recorded on the receipt of the registered mail if posted by registered mail; it shall be deemed as served on the date of transmission if delivered in person or transmitted by facsimile. If it is transmitted by facsimile, the original shall be sent to the following addresses by registered mail or personal delivery.

WFOE: Xincheng (Shanghai) Information Technology Co., Ltd.

Address:     6F, Building 1, Yaxin Technology Park, No. 399 Shengxia Road, Pudong New District, Shanghai

Tel.:             ***********

E-mail:         ***********

Recipient:     Lisa

Shareholder: Shanghai Chelin Information Technology Center (Limited Partnership)

Address:

Fax:

Tel.:

Recipient:

Shareholder: Shanghai Yuji Information Technology Center

Address:

Fax:

Tel.:

Recipient:

Shareholder: Shanghai Yuqiang Information Technology Center

Address:

Fax:

Tel.:

Recipient:

Shareholder: Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

Address: 2015-633, Cyberport Building, No. 258 Gaoxin Street, High-tech Industrial Development Zone (Xinshi District), Urumqi, Xinjiang

Fax:

Tel.:

Recipient:

Shareholders: Two shareholders, namely Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership) and Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

Address: Room 124, No. 7 Office Building, Business Center, Meishan Avenue, Beilun District, Ningbo

Fax:

Tel.:

Recipient:

The Company: Guangcheng (Shanghai) Information Technology Co., Ltd.

Address: 6F, Building 1, Yaxin Technology Park, No. 399 Shengxia Road, Pudong New District, Shanghai

Tel.: ***********

E-mail: ***********

Recipient: Lisa

Article 8 Confidentiality Obligations

8.1

During the validity of the Agreement and after termination of the Agreement, the parties shall keep the other parties’ trade secrets, proprietary information, customer information and all other information of a confidential nature of any other party (hereinafter referred to as “Confidential Information”) obtained during the entering into and performance of the Agreement strictly confidential. The party receiving the Confidential Information shall not disclose the Confidential Information to any other third party except for the prior written consent of the party disclosing the Confidential Information or disclosure as required by the relevant laws and regulations as well as the rules of the listing exchange where the affiliate of a party is listed. The party receiving the Confidential Information shall not use or indirectly use the Confidential Information, except for the purpose of performing the Agreement.

8.2	The following information is not confidential:

(1)	any information previously known by the party receiving the information through legal means as proved by documentary evidence;

(2)	information that enters the public domain not due to the fault of the party receiving the information; or

(3)	any information lawfully acquired by the party receiving the information through other sources after its receipt of such information.

8.3

The party receiving the information may disclose Confidential Information to its employees and agents concerned or professionals it hired; nevertheless, the party receiving the information shall ensure that the above persons comply with the terms and conditions of the Agreement, and shall assume any liability arising from the violation of the relevant terms and conditions of the Agreement by the above persons.

8.4	Notwithstanding any other provisions of the Agreement, the validity of the provisions of this Article shall not be affected by the termination of the Agreement.

Article 9 Default Liability

9.1

The parties agree and confirm that if any party (hereinafter referred to as “the Defaulting Party”) materially violates any of the provisions of the Agreement or substantially fails or delays to perform any of the obligations under the Agreement, it shall constitute the breach of contract under the Agreement (“Default”) and other non-defaulting parties (hereinafter referred to as “the Non-defaulting Parties”) shall have the right to require the Defaulting Party to correct or take remedial measures within a reasonable period of time. If the Defaulting Party fails to correct or take remedial measures within a reasonable period of time or within ten (10) days after the other party has notified the Defaulting Party in writing of correction request:

(1)	If any shareholder or company is the Defaulting Party, the WFOE shall have the right to terminate the Agreement and request the Defaulting Party to pay for damages;

(2)

If the WFOE is the Defaulting Party, the Non-defaulting Parties shall have the right to request the WFOE to pay for damages; unless otherwise stipulated by law or agreed by the parties, it shall have no right to terminate or cancel the Agreement in any circumstances.

9.2	Notwithstanding any other provisions of the Agreement, the validity of this Article shall not be affected by the suspension or termination of the Agreement.

Article 10 Miscellaneous

10.1

The parties acknowledge that the Agreement, upon execution, shall supersede the Shareholders’ Voting Rights Proxy Agreement (hereinafter collectively referred to as the “Original Agreements” entered into among the Company, the WFOE and Shanghai Guangcheng Information Technology Center (Limited Partnership), Shanghai Yuji Information Technology Center, Shanghai Yuqiang Information Technology Center, Xinjiang Xinrong Zhihui Equity Investment Co., Ltd., Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership) and Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership) on 16 October 2019 immediately. The Trustee further agrees that it will not require continued performance of the Original Agreements or claim any rights under the Original Agreements.

10.2

The Agreement is written in Chinese and executed in multiple counterparts, with one (1) to be retained by each party hereto. The rest is used to go through relevant procedures, and each original contract has the same legal effect.

10.3	The conclusion, effectiveness, performance, modification, interpretation and termination of the Agreement shall be governed by the PRC law.

10.4

Any disputes arising under the Agreement and relating to the Agreement shall be settled through negotiation between the parties. If the parties cannot reach a consensus within thirty (30) days after the dispute arises, the dispute may be submitted by any party to the Shanghai Arbitration Commission for arbitration according to the effective arbitration rules for the time being. The arbitration place is Shanghai and the language used in the arbitration is Chinese. The arbitral award is the final decision and equally binding on the parties to the Agreement.

10.5

Any rights, powers, and remedies entitled to the parties by the terms of the Agreement shall not exclude any other rights, powers, and remedies entitled to the parties by the law and other terms of the Agreement and any party’s execution of rights, powers and remedies shall not exclude the execution of other rights, powers and remedies entitled to such party.

10.6

The failure or delay to exercise any rights, powers and remedies (hereinafter referred to as “Such Rights”) under the Agreement or entitled by the law shall not result in the waiver of Such Rights. The waiver of any and part of Such Rights shall not preclude such party from exercising Such Rights in other ways and exercising other Such Rights.

10.7	The Annexes set forth in the Agreement are an integral part of the Agreement and shall have the same legal effect as the provisions of the main body of the Agreement.

10.8	The headings of each section in the Agreement are for reference only. Such headings shall not be used for or affect the interpretation of the provisions of the Agreement under any circumstances.

10.9

Each term of the Agreement may be severable and independent of each other term. If any one or more of the terms of the Agreement becomes invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the other terms of the Agreement shall not be affected thereby.

10.10	Any amendments or additions to the Agreement must be made in writing and shall be effective only after duly signed by all the parties.

10.11

Without the prior written consent of WFOE, other parties shall not transfer any of its rights and/or obligations under the Agreement to any third party. The Shareholders and the Company hereby agree that the WFOE shall have the right to transfer any of its rights and/or obligations hereunder to any third party after notifying the Shareholders and the Company in writing.

10.12	The Agreement shall be binding on the legal successors of the parties.

[The remainder of this page is intentionally left blank]

[Signature Page of Shareholders’ Voting Rights Proxy Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the parties hereunder on the first above written date hereof.

Xincheng (Shanghai) Information Technology Co., Ltd.

(Seal)

/s/ Seal of Xincheng (Shanghai) Information Technology Co., Ltd.

Signature:	/s/ Lijun ZHOU
Name:	Lijun ZHOU
Title:	General Manager

Guangcheng (Shanghai) Information Technology Co., Ltd.

(Seal)

/s/ Seal of Guangcheng (Shanghai) Information Technology Co., Ltd.

Signature:	/s/ Di CHEN
Name:	Di CHEN
Title:	General Manager

Shanghai Chelin Information Technology Center (Limited Partnership)

(Seal)

/s/ Seal of Shanghai Chelin Information Technology Center (Limited Partnership)

Signature:	/s/ Yan JIANG
Name:	Yan JIANG
Title:	Authorized Signatory

[Signature Page of Shareholders’ Voting Rights Proxy Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the parties hereunder on the first above written date hereof.

Shanghai Yuji Information Technology Center

(Seal)

/s/ Seal of Shanghai Yuji Information Technology Center

Signature:	/s/ Chong LI
Name:	Chong LI
Title:	Authorized Signatory

[Signature Page of Shareholders’ Voting Rights Proxy Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the parties hereunder on the first above written date.

Shanghai Yuqiang Information Technology Center

(Seal)

/s/ Seal of Shanghai Yuqiang Information Technology Center

Signature:	/s/ Su ZHANG
Name:	Su ZHANG
Title:	Authorized Signatory

[Signature Page of Shareholders’ Voting Rights Proxy Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the parties hereunder on the first above written date hereof.

Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Seal of Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Linjun LI
Name:	Linjun LI
Title:	Authorized Signatory

Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Seal of Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Linjun LI
Name:	Linjun LI
Title:	Authorized Signatory

[Signature Page of Shareholders’ Voting Rights Proxy Agreement]

IN WITNESS WHEREOF, the Agreement is signed by the parties hereunder on the first above written date hereof.

Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

(Seal)

/s/ Seal of Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

Signature:	/s/ Yanan ZHENG
Name:	Yanan ZHENG
Title:	General Manager

Annex I:

General Information of the Company

Company name: Guangcheng (Shanghai) Information Technology Co., Ltd.

Ownership structure:

Names of shareholders	Contribution in the Company’s Registered Capital (RMB)	Shareholding percentage
Shanghai Chelin Information Technology Center (Limited Partnership)	37,584,848	81.471%
Shanghai Yuji Information Technology Center	4,588,681	9.947%
Shanghai Yuqiang Information Technology Center	1,843,336	3.996%
Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.	1,654,500	3.586%
Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)	312,514	0.677%
Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)	148,816	0.323%

Total	46,132,695	100.000%

Annex II:

Power of Attorney

This Power of Attorney (hereinafter referred to as the “Power of Attorney”) was signed by [name of shareholder] (address:                     , ID number:                     ) on              2020 and issued to                  (address:                     , ID number:                     ) (hereinafter referred to as the “Trustee”).

I, [                    ], hereby confer a full power of attorney on the Trustee and authorize the Trustee to exercise my following rights entitled as the shareholder of Guangcheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “Company”) as my proxy based on the Trustee’s own will and discretion:

(1)	to act as my proxy to propose to convene and attend the shareholders’ meeting according to the articles of association of the Company;

(2)

to act as my proxy to exercise the voting right on all matters requiring discussion and resolution at the shareholders’ meeting, including but not limited to the appointment and election of directors of the Company and other senior management to be appointed or removed by the Shareholders;

(3)

to act as my proxy to exercise other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights stipulated in the articles of association as amended).

(4)

Other voting rights entitled to Shareholders stipulated by the PRC laws and regulations (including amendments, changes, additions and re-enactment, regardless of their effective date before or after issuance of this Power of Attorney).

I hereby irrevocably acknowledge that unless Xincheng (Shanghai) Information Technology Co., Ltd. (the “WFOE”) issues me an order requesting for the replacement of the Trustee, the validity period of this Power of Attorney shall be extended to the date of expiry or before early termination of the “Shareholders’ Voting Rights Proxy Agreement” (including any modification or restatement) signed by the WFOE, the Company and the Shareholders on [            ] 2020.

I hereby make this authorization.

Name: [Name of shareholder]

Signature:

Date: 2020